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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  August 13, 2002


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


        Delaware                1-2691                   13-1502798
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                        (817) 963-1234
                (Registrant's telephone number)







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Item 5.  Other Events

American Airlines, Inc. (American or the Company, a wholly owned subsidiary of AMR Corporation) is filing herewith a press release issued on August 13, 2002 by American as Exhibit 99.1 which is included herein. This press release was issued to announce the next series of short- and long-term initiatives to further position American for long-term competitiveness and profitability. These initiatives include a reduction in capacity by nine percent, retirement of 74 Fokker 100 aircraft, de-peaks of its Dallas-Fort Worth hub and other fleet changes.



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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated: August 13, 2002



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                           EXHIBIT INDEX


Exhibit        Description

99.1      Press Release








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                                                  Exhibit 99.1


                              Contact:  Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577

FOR RELEASE: Tuesday, Aug. 13, 2002

   AMERICAN UNVEILS NEXT SERIES OF FUNDAMENTAL BUSINESS CHANGES
    -    Reduces Capacity by 9 Percent, Retires 74 Fokker 100s,
        -    De-Peaks DFW Hub and Makes Other Fleet Changes

     FORT WORTH, Texas -- American Airlines today unveiled the
latest in a series of short- and long-term initiatives intended to further position American for long-term competitiveness and
profitability.
     "We grasped the need for fundamental change in the airline industry some time ago, and have undertaken both long-term
structural change and measures responsive to current industry conditions.  This latest round of initiatives is yet another step toward more solidly positioning American for success in the long term," said Chairman and CEO Donald J. Carty.
     "We believe our future lies in continuing to operate as the world's leading network carrier - but we must get our costs down in order to compete and must focus on the products our customers want and are willing to pay for.  Our decisions going forward will be framed around those objectives and geared toward positioning
American to succeed and be profitable," Carty said.
     In the past 18 months, American has implemented a number of changes:
       -    de-peaking its Chicago hub,
       -    simplifying its fleet,
       -    launching several automation initiatives that improve customer
       -    service and enhance productivity,
       -    changing distribution methods,
       -    modifying its in-flight product, and
       -    initiating a broad range of cost savings programs.
                         -      more    -



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American Unveils Next Series of Fundamental Business Changes
Aug. 13, 2002
Page 2


     The initiatives announced today will increase scheduling efficiencies at American's largest hub at Dallas/Fort Worth, further simplify its fleet and sharply adjust capacity for the fall and winter.
     "These are a combination of fundamental structural changes and tactical moves to re-position and re-size the airline in light of a continued sluggish economy and changes in consumer flying behaviors," Carty said. "We view change as an ongoing process at American as we continue to evaluate every aspect of our business."
     The initiatives being announced today include:
     - American will expand its successful April 2002 Chicago hub "de-peaking" to its largest hub at Dallas/Fort Worth beginning Nov. 1 to allow the airline to utilize people, gates and aircraft more productively - and to give customers better flight options. Since aircraft will be flying into and out of the hub on a more continuous schedule, with flights spread out more evenly throughout the day, spoke cities also will see increased efficiency and productivity as a result of the DFW and Chicago hub de-peaking initiatives.
     "Our Chicago experience has improved customer service, reduced costs, improved productivity and allowed us to fly the same schedule with the equivalent of five fewer aircraft and four fewer gates," Carty said. "We expect the DFW and spoke de-peak to allow us to fly an equivalent schedule with 11 fewer aircraft, with an as-yet-undetermined number of gates saved as well."
     - American will retire its 74-jet Fokker 100 fleet - furthering the fleet simplification efforts that had previously cut fleet types from 14 to seven. The first F-100 will leave the fleet in the third quarter of 2003 and the last plane will retire by the third quarter of 2005.
     While regular maintenance will continue unabated, consistent with AA's high standards and FAA and manufacturer procedures, each Fokker aircraft will be retired before its next scheduled major overhaul, resulting in major cost savings. Further, since the F-100 is not common with other aircraft types, crew-training savings will be very significant.
                         -      more    -



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American Unveils Next Series of Fundamental Business Changes
Aug. 13, 2002
Page 3


          "The Fokker is a small plane with very high operating
costs, complicated by the manufacturer's bankruptcy.  Its economics simply no longer work for us," Carty said.
     -  American will standardize, reconfigure and consolidate a number of its fleet types to realize greater scheduling
efficiencies, increase utilization and enhance its product in international markets.
     - With a total of 43 Boeing 777s now in its fleet, American will concentrate this three-class premium aircraft to serve its primary business markets in Europe, deep South America and Asia. The company will standardize and reconfigure its fleet of 49 Boeing 767-300s to serve other markets in continental Europe, Latin America and Hawaii. The reconfigured aircraft will feature 30 business-class seats with 60-inch pitch, as well as 182 More Room Throughout Coach seats. A common 767-300 fleet will save the equivalent of two aircraft because of routing efficiencies.
     - In order to achieve greater scheduling efficiency from the 777 fleet, the company will move to one standard configuration, rather than operating separate configurations across the Atlantic and Pacific. The 777s will continue to offer three-class service on all routings - with fully flat first class, 60-inch business class and More Room Throughout Coach seating. Carty said eliminating separate fleet types for the 777 increases its utilization by an equivalent of two aircraft.
      "With these changes, we will actually be providing a superior product in our international markets, which will be served either with the three-class 777s or with an expanded business class on the 767-300s," Carty said. "As a result, we will have a more efficient mix of aircraft ideally suited for a large, international network carrier."
     -  In addition to reducing the number of fleets and sub-
fleets, American has deferred 35 aircraft deliveries in 2002 and will seek every opportunity to defer or cancel new deliveries going forward.
     -  Given recent economic and consumer confidence reports,
American will reduce capacity by 9 percent by November, versus summer 2002.
                         -      more    -



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American Unveils Next Series of Fundamental Business Changes
Aug. 13, 2002
Page 4


     - As part of the capacity reduction, American will accelerate the retirement of its nine TWA 767-300 aircraft to November 2002.
     "While some of these reductions and changes are seasonal, this more broadly represents a re-sizing of the airline to draw down some of the excess capacity we see in the marketplace," Carty said. "American will remain the world's largest network carrier, even after these changes, but we believe fundamental, ongoing change is necessary for the company to return to profitability and achieve long-term success."
     - American will reduce, between now and March 2003, an estimated 7,000 jobs in order to realign its workforce with the planned fall capacity reductions, fleet simplification and hub restructurings.
     Once the October and November schedules are in place, the company will be communicating specific job reduction impacts internally to the affected workgroups and locations.
     "As the company goes through fundamental and structural change, one unpleasant reality, as we have said many times, is that we simply will need fewer people to operate the airline. We've also said many times that we will be guided during these times by a principle and commitment to do what we can to take care of our people who are impacted. Fortunately, in addition to a new age-60 retirement plan, we have been able to fashion a number of options, including selective voluntary programs, a variety of leaves, part-time, and stand-in-stead programs to minimize the impact on our people," Carty said.
     Once fully implemented, the initiatives announced today - coupled with those already implemented - will result in structural annual operating savings of more than $1.1 billion, independent of capacity reductions.
     "And, as I've said many times, we're going to see even greater savings as a host of cost-saving suggestions from employees, automation programs and additional structural and process changes currently under review get implemented," Carty said.


                         -      more    -
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American Unveils Next Series of Fundamental Business Changes
Aug. 13, 2002
Page 5


     In addition, the aircraft utilization efficiencies that result from the de-peaking and fleet actions announced today create the equivalent of 17 "new" aircraft, which save the company more than $1.3 billion of capital spending in the future. The company already has cut or deferred an additional $5 billion in capital spending since early 2001.
     Carty said these initiatives also bolster American's substantial liquidity. The company ended the second quarter with $2.6 billion in cash and significant untapped financing capacity, including approximately $6 billion in unencumbered aircraft and several billion dollars in available non-aircraft assets. In July, American completed a $500 million tax-exempt financing at JFK, further bolstering its cash balances.
     "We were pleased with our JFK financing, which was larger than expected," Carty said. "We were able to place bonds with a 26-year final maturity at less than 9 percent in a very difficult market."
     This transaction followed a number of other financings American has completed in the period since September 2001, including a $1.9 billion public secured financing, a $300 million tax-exempt funding and several bank facilities.
     "This breadth of financing demonstrates that the public and private markets are open to us for a variety of different transactions, which is important as we continue to make the business changes that we see as crucial to our future success and industry leadership," Carty said.

     Note: AMR's CFO, Jeffrey Campbell, will be conducting a conference call with select members of the financial community this morning at 10 am CDT to discuss today's announcement. The call will be webcast live and will also be available for replay. To access the Webcast, please visit the Investor Information page at www.amrcorp.com.

                                ###

 Current AMR Corp. news releases can be accessed via the Internet. The address is http://www.amrcorp